EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Louis I. Kane and Ronald M. Shaich, individually, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their respective substitutes, may do or cause to be done by virtue hereof.


Signature                             Title                         Date
---------                             -----                         ----

/s/ Ronald M. Shaich         Co-Chairman of the Board          July 23, 1997
-------------------------    and Chief Executive Officer
Ronald M. Shaich


/s/ Louis I. Kane            Co-Chairman of the Board          July 23, 1997
-------------------------
Louis I. Kane


/s/ Francis W. Hatch         Director                          July 23, 1997
-------------------------
Francis W. Hatch


/s/ George E. Kane           Director                          July 23, 1997
-------------------------
George E. Kane


/s/ Joseph P. Shaich         Director                          July 23, 1997
-------------------------
Joseph P. Shaich


/s/ James R. McManus         Director                          July 23, 1997
-------------------------
James R. McManus


-------------------------    Director                          July __, 1997
Henry J. Nasella


/s/ Anthony J. Carroll       Vice President and                July 23, 1997
-------------------------    Chief Financial Officer
Anthony J. Carroll